

WE NEED YOUR VOTE

URGENT REQUEST REGARDING OUR ANNUAL STOCKHOLDER MEETING

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

Fellow Stockholder:

I am writing you today regarding your investment in Griffin Capital Essential Asset REIT II. The adjournment date for our Annual Meeting is quickly approaching and our records show that your shares are yet to be voted on an important proposal.

The Board believes the approval of this proposal will result in significant benefits to stockholders, and more than 31 million shares have already been voted in favor of the proposal to date. However, more votes are still needed. Please ensure that your shares are represented at this meeting by voting through one of the methods listed below. By voting today, you will help us avoid further proxy solicitation costs and provide needed input on the future of your investment.

Thank you,

Kevin A. Shields, CEO

Voting is quick, will only take a few minutes.

To speak with a live agent and vote please call:

1-855-976-3332

Please vote promptly.
Thank you for voting!

THREE WAYS TO VOTE

PHONE

WITHOUT A PROXY CARD
Call 1-855-976-3332 Monday to Friday, 9:00 a.m. to 9:00 p.m. EDT to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Proxy Questions? Call 1-855-976-3332

R82928-LTR